Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No.4 to Registration Statement No. 333-150982 on Form S-8, of our reports dated March 3, 2025, relating to the financial statements of Southern Copper Corporation (the “Company”), and the effectiveness of the Company´s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

Galaz, Yamazaki, Ruiz Urquiza, S.C.

Member of Deloitte Touche Tohmatsu Limited

/s/ Galaz, Yamazaki, Ruiz Urquiza, S.C.

Mexico City, Mexico

March 3, 2025